UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 15, 2016 (April 11, 2016)
TECOGEN INC.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

333-178697	04-3536131
(Commission File Number)	(IRS Employer Identification No.)

45 First Avenue
Waltham, Massachusetts	02451
(Address of Principal Executive Offices)	(Zip Code)

(781) 622-1120
(Registrant's telephone number, including area code)

_______________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
On April 11, 2016 and April 13, 2016, Tecogen Inc., (the "Company") entered into numerous private placement share exchange agreements ("Share Exchange Agreements") with shareholders of Ilios Inc. ("Exchanging Shareholders"), a majority owned subsidiary of the Company ("Ilios"). Pursuant to the Share Exchange Agreements, the Exchanging Shareholders agreed to exchange every 7.86 of their restricted Ilios shares of common stock for 1 share of the Company's restricted common stock. In addition, the Company granted each Exchanging Shareholder registration rights of the Company's common stock they received in exchange for their Ilios shares.

The summary of the terms of this agreement set forth above does not purport to be complete and is qualified in its entirety by reference to the applicable exhibits hereto.

Additional information related to these transactions is contained in the Tecogen press release furnished as Exhibit 99.1.

Item 3.02	Unregistered Sales of Equity Securities.

As of April 11, 2016 and April 13, 2016, the Company has issued 559,783 and 16,538 shares of its Common stock respectively in exchange for Ilios shares of common stock. The information in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

The transaction described in Item 1.01 of this Current Report on Form 8-K was made in a private placement without registration under the Securities Act of 1933, as amended, or the Securities Act, in reliance upon an exemption from registration pursuant to Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

Item 9.01    Financial Statements Exhibits

(d) Exhibits.

Exhibit No.	Description of Exhibit
10.35	Share Exchange Agreement
99.01	Press Release dated April 12, 2016.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

TECOGEN INC.

By: /s/ David A. Garrison
April 15, 2016	David A. Garrison, Chief Financial Officer